SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 12, 2003


                             Cox Technologies, Inc.
             (Exact name of registrant as specified in its charter)


         North Carolina                      0-08006                86-0220617
(State or other jurisdiction of   (Commission Identification No.) (IRS Employer
         incorporation)                                             File Number)


              69 McAdenville Road, Belmont, North Carolina          28012
                (Address of principal executive offices)          (Zip Code)


        Registrant's telephone number, including area code (704) 825-8146

                                       N/A
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

On December 12, 2003, Cox Technologies, Inc. ("Cox Technologies" or "we") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Sensitech Inc., a Delaware corporation ("Sensitech") and Cox Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sensitech, formed for purposes of consummating the Asset Purchase Agreement ("Buyer"). The summary below is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached as an exhibit hereto and is incorporated by reference herein.

Subject to the terms and conditions of the Asset Purchase Agreement, Sensitech will pay approximately $10,532,000 to Cox Technologies in exchange for substantially all of the assets of Cox Technologies, including accounts receivable, inventory, customer contracts, intellectual property and other designated assets, and the assumption of specified liabilities (the "Asset Sale"), except for assets relating to the Vitsab product line, cash and certain furniture and equipment. Of the $10,532,000 purchase price, approximately $10,240,000 is payable in cash with the remainder being paid through the assumption of an estimated $292,000 in assumed payables. The purchase price will be adjusted based on changes in the amount of receivables, inventory, payables, product claims and customer commitments.

In addition, $250,000 of the cash purchase price will be paid six months after the closing date, subject to offset for breaches of representations or warranties made by Cox Technologies in the Asset Purchase Agreement. After six months, the representations and warranties made by Cox Technologies in the Asset Purchase Agreement will expire and Sensitech will make the $250,000 cash payment less the amount of any offset.

The Asset Sale is subject to approval by the Cox Technologies shareholders. Subject to receipt of approval by Cox Technologies shareholders and satisfaction of the other closing conditions set forth in the Asset Purchase Agreement, we expect that the Asset Sale will be consummated in the first quarter of 2004.

In connection with the negotiation of the Asset Sale, we agreed to continue to manufacture products for Sensitech during a transition period to end no later than June 1, 2004. After the closing of the Asset Sale, and following the expiration of those manufacturing obligations, we will, subject to approval by our shareholders, wind up our operating business, effect a complete liquidation and dissolution of the company, and distribute any remaining cash to our shareholders.

Based upon receipt of the purchase price in the Asset Sale, the current level of cash and other limited assets of Cox Technologies that will not be transferred to Sensitech in the Asset Sale, and the estimated costs of liquidation, it is anticipated that the aggregate distributions payable to the Cox Technologies shareholders in the dissolution process will be between $.15 and $.19 per share. We expect to complete the liquidation and final distribution during the third or fourth calendar quarter of 2004.

We will be filing relevant documents with the Securities and Exchange Commission ("SEC") with respect to the proposed Asset Sale and subsequent dissolution, including a proxy statement. Shareholders of Cox Technologies are urged to read the proxy statement any other relevant documents filed with the SEC when they become available because they will contain important information. Investors and security holders can obtain free copies of the proxy statement and other relevant documents when they become available by contacting Cox Technologies, Inc., 69 McAdenville Road, Belmont, North Carolina, 28012, Attn: Mr. John Stewart. In addition, documents filed with the SEC by Cox Technologies will be available free of charge at the SEC's web site at www.sec.gov.

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Cautionary Statement

Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that relate to the amount of the purchase price as adjusted, approval of the sale by Cox Technologies' shareholders, satisfaction of other closing conditions to the sale, timing of the closing of the sale, approval of the dissolution by the Cox Technologies shareholders and the amount and timing of payments that may be made in the liquidation and dissolution process. These statements are neither promises or guarantees, but involve a number of risks, uncertainties and other factors that may cause actual results to differ materially from those set forth or reflected in the forward-looking statements, including, without limitation: the risk that the sale and/or the dissolution may not be consummated in a timely manner, on the terms described above, or at all; the discretion of the Cox Technologies' shareholders in approving the sale and/or the dissolution; changes in the value of the assets and liabilities transferred to Sensitech and retained by Cox Technologies; performance of the business of Cox Technologies prior to the closing of the sale; delays in distributions to Cox Technologies shareholders and reduced distributions due to unexpected liabilities and the inability to settle obligations to creditors; delays in distributions due to the timing of sales of non-cash assets, claim settlements with creditors and the amounts paid out under warranty claims. Readers are cautioned not to place undue reliance on these forward-looking statements, which address the conditions as they are found on the date of this report.


Item 7.  Financial Statements and Exhibits.

     a.   Not applicable.

     b.   Not applicable.

     c.   Exhibits.

     5.1 Asset Purchase Agreement dated December 12, 2003 among Sensitech Inc., Cox Acquisition Corp. and Cox Technologies, Inc. (Pursuant to Item
          601(b)   of  Regulation  S-K, the  schedules  to the Asset  Purchase
          Agreement have been omitted. Cox Technologies agrees to furnish such schedules supplementally to the SEC upon the request of the SEC.)

     99.1 Press release of Cox Technologies, Inc., dated December 15, 2003



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            COX TECHNOLOGIES, INC.
                                            a North Carolina corporation



Dated:   December 15, 2003                  By: /s/ Kurt C. Reid
                                               ----------------------
                                            Co-Chief Executive Officer




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EXHIBIT INDEX

Exhibit        Description
Number
-------        ------------

  5.1 Asset Purchase Agreement dated December 12, 2003 among Sensitech Inc., Cox Acquisition Corp. and Cox Technologies, Inc. (Pursuant to Item 601(b) of Regulation S-K, the schedules to the Asset Purchase Agreement have been omitted. Cox Technologies agrees to furnish such schedules supplementally to the SEC upon the request of the SEC.)




 99.1          Press release of Cox Technologies,  Inc., dated December 15, 2003



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